Exhibit 10.1


                       SECOND AMENDMENT to LOAN AGREEMENT


      This Second Amendment to Loan Agreement (this "Amendment") is entered into as of January 7, 2005, between IEC ELECTRONICS CORP., a corporation organized and existing pursuant to the laws of the State of Delaware, with its principal executive office and place of business at 105 Norton Street, Newark, New York 14513 (the "Borrower") and KELTIC FINANCIAL PARTNERS, LP, a Delaware limited partnership, with a place of business at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580 (the "Lender") to amend a Loan Agreement, dated January 14, 2003, between the Borrower and the Lender, as amended by First Amendment to Loan Agreement, dated March 23, 2004, between the Borrower and the Lender (the "Loan Agreement").

                                   BACKGROUND

      The Borrower has requested that the Lender provide a new $750,000 term loan, extend the maturity date of the Loan Agreement and modify certain other terms contained in the Loan Agreement, and the Lender is willing to do so, subject to the terms hereafter set forth.

      Now, therefore, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender agree as follows:

      1. Recitals. The above recitals are true and correct in all respects and form an integral part of this Amendment.

      2. Definitions. Unless otherwise defined in this Amendment, all capitalized terms will have the meanings given them in the Loan Agreement.

      3. Arrow Indebtedness. The Borrower acknowledges and agrees that (1) at the request of Borrower, the Lender is purchasing for $544,576.53 the Arrow Indebtedness and taking an assignment of the Assigned Mortgage, (2) $544,576.53 of the Borrower's obligations under the Loan Agreement, as amended by this Amendment (the "Amended Agreement"), constitute an amendment and restatement of the obligations of the Borrower in connection with the Arrow Indebtedness, (3) the Borrower ratifies and reaffirms the Arrow Indebtedness, as amended and restated by the Amended Agreement, (4) there are no setoffs, defenses or counterclaims against payment of the Arrow Indebtedness as amended and restated by the Amended Agreement, and (5) the Obligations (including those constituting an amendment and restatement of the Arrow Indebtedness) to the extent of the principal amount of $1,500,000, plus interest, are secured by the Assigned Mortgage as consolidated and modified on the date hereof pursuant to a Mortgage Consolidation and Modification Agreement entered into between the Lender and the Borrower. "Arrow Indebtedness" means the obligations owing by the Borrower to Arrow Electronics, Inc. ("Arrow") and Suntrust Bank ("Suntrust") arising out of a promissory note dated January 13, 2003, in the original principal amount of $2,200,000 and in the outstanding principal amount of $541,088.10 payable to Suntrust, together with accrued interest as of the date hereof of $3,438.43 and guarantied by Arrow. The "Assigned Mortgage" means the mortgage assigned by Arrow to the Lender pursuant to an Assignment of Mortgage dated as of the date hereof.

      4. Amendments. The Borrower and the Lender agree to amend the Loan Agreement as follows:

            (a) The current definition of "Termination Date" in the Loan Agreement is deleted and replaced with the following:

      "Termination Date" shall mean the earlier of (a) January 14, 2009 or (b) the date on which Lender terminates this Agreement pursuant to Section 12.1 of this Agreement.

            (b) The current definition of "Total Facility" in the Loan Agreement is deleted and replaced with the following:

            "Total Facility" shall mean $5,000,000.00.

            (c) Advances of the Revolving Loan. Section 2.1(b)(ii) of the Loan Agreement is amended by deleting "25% of the Value" and replacing it with "35% of the Value."

            (d) Term Loans. Section 2.2 of the Loan Agreement is amended by deleting the last two sentences thereof and replacing them with the following:

      "As of January 7, 2005, a loan in the amount of $750,000 (the "Real Estate Loan") shall be payable by Borrower in accordance with the terms of a term note attached hereto as Exhibit B-2."

            (e) Collections/Balance/Statements/etc. Section 2.8(b)(iv) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

      "for the purpose of computing interest on the Loans and other Obligations, interest shall continue to accrue on the amount of any payment applied to Borrower's Loans by Lender, for a period of 2 Banking Days through January 14, 2005 and for a period of 1 Banking Day after January 14, 2005."

            (f) Liquidated Damages. Section 3.6 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

      "If Borrower prepays the principal of the Revolving Loan to Lender (other than from time to time from working capital) or if the outstanding Obligations become due prior January 14, 2009 because of a payment or other material default of Borrower, Borrower shall pay to Lender at the time of such prepayment, liquidated damages in an amount equal to: (a) four percent (4%) of the Total Facility if the prepayment is made prior to January 14, 2005 or (b) two percent (2%) of the Total Facility if the prepayment is made on or after January 14, 2005. Borrower shall give Lender at least ninety (90) days' advance written notice ("Termination Notice") of Borrower's election to terminate the availability of the Revolving Loans under this Agreement prior to January 14, 2009. The Termination Notice shall be irrevocable and shall specify the effective date of such termination, which effective date shall not be less than ninety (90) days after the giving of the Termination Notice and shall be in no event later than January 14, 2009. All the Obligations shall become due and payable on such effective date specified in the Termination Notice, and after such effective date, Lender shall have no obligation to make any Advance(s) to Borrower."

            (g) Proceeds of Collateral. Section 8.15 of the Loan Agreement is amended by adding at the end thereof the phrase "except as specifically set forth in Section 9.3 of this Agreement."

            (h) Sale or Disposition. Section 9.3 of the Loan Agreement is amended by adding the following language at the end thereof:

      "Notwithstanding the foregoing or anything to the contrary set forth in the General Security Agreement or this Agreement, and so long as no Default or Event of Default has occurred, the Borrower may sell in any transaction for cash any item or group of items listed on Schedule 9.3 of this Agreement provided that (a) the proceeds of the sale of such item or group of items sold in a single transaction are no less than the aggregate sale price on Schedule 9.3 for such item or items minus the greater of (i) 10% of the aggregate sale price on
Schedule 9.3 for such item or items or (ii) $200 and (b) 50% of the sale proceeds are paid to the Lender for application to the outstanding Obligations under the Equipment Loan. The Lender waives any prepayment premium under the note evidencing the Equipment Loan which would otherwise result in connection with such prepayment of the Equipment Loan. Upon any such sale effected in compliance with the foregoing, the Lender's security interest in such sold equipment is terminated."

                  (i) Fixed Charge Coverage Ratio. Section 9.19 of the Loan Agreement is amended by adding at the end thereof the phrase "other than with respect to the fiscal quarter ended December 31, 2004 for which the Lender is not requiring Borrower's compliance with a minimum Fixed Charge Coverage Ratio."

                  (j) EBITDA. Section 9.21 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

      "Permit Borrower's EBITDA, calculated for each fiscal quarter on an individual, non-cumulative basis, to be less than the following amounts for the time periods set forth below:

----------------------------------------------------------------------------
Amount                           Time Period
----------------------------------------------------------------------------
$(75,000)                        For the fiscal quarter ended 12/31/04
----------------------------------------------------------------------------
$125,000                         For the fiscal quarter ended  3/31/05
----------------------------------------------------------------------------
$225,000                         For the fiscal quarter ended  6/30/05
----------------------------------------------------------------------------
$300,000                         For the fiscal quarter ended  9/30/05
----------------------------------------------------------------------------
$400,000                         For each fiscal quarter ended after 9/30/05
----------------------------------------------------------------------------

            (k) Exhibits. Exhibit B-1 of the Loan Agreement is replaced by the Replacement Term Note in the form of Exhibit B-1 attached to this Amendment. Exhibit B-2 of the Loan Agreement is replaced by the Term Note in the form of Exhibit B-2 attached to this Amendment.

            (l) Schedules. Schedule 5.17 of the Loan Agreement is replaced by
Schedule 5.17 to this Amendment. Schedule 9.3 to this Amendment is added as
Schedule 9.3 of the Loan Agreement.

      5. Additional Fee. Borrower shall pay to the Lender on or before the date of this Amendment an additional closing and commitment fee in the amount of $11,250 in consideration of the Lender agreeing to amend the Loan Agreement on the terms set forth herein.

      6. No Claims. The Borrower acknowledges that it does not have any claim, counterclaim, cause of action, defense, recoupment or right of offset (each a "Claim" and collectively "Claims") relating in any way to (i) this Amendment, the Obligations or the Loan Documents , (ii) the enforceability of the Loan Documents, (iii) the validity or enforceability of any of the Loan Documents or
(iv) any act, claim or statement of fact that would or might lessen, eliminate or modify any of the Lender's rights or remedies pursuant to any of the Loan Documents or in connection with any of the Collateral; provided, however, that if notwithstanding the foregoing, the Borrower shall purport to have any such Claim, the Borrower hereby irrevocably and forever waives such Claim.

      7. No Waivers. Nothing in this Amendment shall constitute a waiver by the Lender of any of default or event of default or any of the Lender's rights arising as a result of the such default or event of default or other rights or remedies arising pursuant to any of the Loan Documents or in connection with any of the Obligations or the Collateral and the rights and remedies of the Lender shall remain for all purposes in full force and effect. Except as expressly amended by this Amendment, the Loan Agreement and the other Loan Documents remain in full force and effect

      8. Miscellaneous. This Amendment is governed by and is to be construed in accordance with the internal laws of the State of New York.

      IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

                                        IEC ELECTRONICS CORP.


                                        By: /S/  Brian H. Davis
                                            ----------------------------------
                                            Brian H. Davis, Vice President and
                                            Chief Financial Officer



                                        KELTIC FINANCIAL PARTNERS, LP
                                        By: KELTIC FINANCIAL SERVICES LLC,
                                            its general partner


                                        By: /S/  John P. Reilly
                                            ----------------------------------
                                            John P. Reilly, Managing Partner



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